UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2018

Genesee & Wyoming Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 West Avenue, Darien, Connecticut	06820
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 202-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 2.02	Results of Operations and Financial Condition.

On October 30, 2018, Genesee & Wyoming Inc. (the Company) issued a press release reporting financial results for the third quarter of 2018. A copy of the press release is attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is furnished in its entirety pursuant to this Item 2.02 and is incorporated into this Item 2.02 by reference.

Item 8.01	Other Events

On October 25, 2018, the Genesee & Wyoming Inc. Board of Directors authorized a new share repurchase program of up to $500 million of G&W Class A Common Stock. Repurchases may occur from time to time in the open market, including under 10b5-1 plans, or in privately negotiated transactions. G&W expects to evaluate opportunistic share repurchases alongside its traditional investment opportunities and will make such repurchases subject to market conditions and other corporate factors.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

Exhibit 99.1	Press release, dated October 30, 2018, announcing results for the third quarter of 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

Date:	October 30, 2018	By:	/s/ Timothy J. Gallagher
		Name:	Timothy J. Gallagher
		Title:	Chief Financial Officer